Exhibit 10.33

Portions of this exhibit marked [*] are requested to be treated confidentially.

This instrument or other agreement and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination and Intercreditor Agreement”), dated as of September 30, 2013, by and among the Subordinated Lender identified therein and MidCap Funding III, LLC, in its capacity as agent (together with its successors and assigns, “Agent”) for the Senior Lenders (as defined in the Subordination and Intercreditor Agreement), to certain indebtedness, rights and obligations of FURIEX PHARMACEUTICALS, INC., APBI HOLDINGS, LLC, DEVELOPMENT PARTNERS, LLC and GENUPRO, INC., to Agent and the Senior Lenders, and all liens and security interests of Agent securing the same, all as described in the Subordination and Intercreditor Agreement, and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination and Intercreditor Agreement.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of September 30, 2013 (the “Effective Date”) by and among the FREDRIC NEVILLE ESHELMAN REVOCABLE TRUST u/a dated July 13, 1988, as amended and/or restated (the “Lender”), and Furiex Pharmaceuticals, Inc., a Delaware corporation, APBI HOLDINGS, LLC, a North Carolina limited liability company, DEVELOPMENT PARTNERS, LLC, a Delaware limited liability company, and GENUPRO, INC., a North Carolina corporation (either individually or collectively as the context may require, the “Borrower”), provides the terms on which the Lender agrees to lend to Borrower and Borrower shall repay the Lender.

RECITALS

A.           Borrower, Agent (as hereinafter defined) and the lenders party thereto (the “2011 Lender”) were party to that certain Loan and Security Agreement, dated as of August 18, 2011 (the “2011 Closing Date”) by and among Agent, Borrower and the 2011 Lender (as amended, restated, supplemented or otherwise modified from time to time prior to the Restatement Date (as defined below), the “2011 Loan Agreement”), which 2011 Loan Agreement was amended and restated in its entirety by that certain Amended and Restated Loan and Security Agreement, dated as of August 2, 2012 by and among Agent, Borrower and the lenders party thereto (the “Restatement Lender”)(as amended, restated, supplemented or otherwise modified from time to time, the “Restatement Loan Agreement”). The Agent, the Borrower and the Restatement Lender have amended and restated the Restatement Loan Agreement in its entirety by that certain Second Amended and Restated Loan and Security Agreement, dated as of the date of this Agreement by and among Agent, Borrower and the Senior Lenders (as hereinafter defined) (as amended, restated and supplemented or otherwise modified from time to time, the “Second Restatement Loan Agreement”).

B.             In connection with the execution of this Agreement and the Second Restatement Loan Agreement, the Agent, Lender and Borrower have agreed to enter into that certain Subordination and Intercreditor Agreement, dated as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), pursuant to which the Term Loan (as hereinafter defined) and the Lender’s rights under this Agreement and the other Loan Documents will be subordinate, in certain respects, to the Senior Debt (as hereinafter defined) and the rights and Liens of the Senior Lenders under the Second Restatement Loan Agreement and the other Senior Debt Documents (as hereinafter defined).

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

1.            ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.             LOAN AND TERMS OF PAYMENT

2.1       Promise to Pay. Borrower hereby unconditionally promises to pay to the Lender the outstanding principal amount of all Credit Extensions made by the Lender, and accrued and unpaid interest thereon, and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2     Term Loan.

(a)           Availability. Subject to the terms and conditions of this Agreement, the Lender agrees to make a term loan to Borrower in an aggregate amount of FIFTEEN MILLION AND NO/100 Dollars ($15,000,000.00) (the “Term Loan”). After repayment, the Term Loan (or any portion thereof) may not be re-borrowed.

(b)           Interest Payments and Repayment. Commencing on November 1, 2013 and continuing on the Interest Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to the Lender, in arrears, and calculated as set forth in Section 2.3. Commencing on the Amortization Date, and continuing on each successive Amortization Payment Date thereafter through and including the Maturity Date, Borrower shall make consecutive scheduled monthly payments of principal to the Lender in accordance with the Secured Promissory Note. All unpaid principal and accrued interest with respect to the Term Loan is due and payable in full on the Maturity Date. The Term Loan may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).

(c)           Mandatory Prepayments. If the Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to the Lender an amount equal to the sum of: (i) all outstanding principal of the Term Loan and all other Obligations, and all accrued and unpaid interest thereon, plus (ii) all other sums that shall have become due and payable, including the Lender’s Expenses.

(d)           Permitted Prepayment of Term Loan. Borrower shall have the option to prepay all or any portion of the Term Loan, without penalty or premium after providing written notice to the Lender of its election to prepay the Term Loan at least ten (10) days prior to such prepayment and, if Borrower is electing to prepay the Term Loan in full, Borrower  pays to the Lender, on the date of such prepayment, an amount equal to the sum of: (A) all outstanding principal of the Term Loan and all other Obligations, and all accrued interest thereon, plus (B) all other sums that shall have become due and payable, including Lender’s Expenses.

2.3           Payment of Interest on the Credit Extensions.

(a)           Computation of Interest. Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(b)           Interest Rate Determination. Subject to the provisions of Section 2.3(c) below, the Term Loan shall bear interest at a fixed rate on the outstanding principal amount thereof from the Funding Date for the Term Loan until paid in full at a rate per annum equal to nine percent (9%).

(c)           Default Rate. Upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate per annum that is three percent (3.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). The Default Rate shall become effective retroactively as of the date of such Event of Default having occurred. Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Lender.

(d)           Intentionally Omitted.

(e)           Payments. Payments of principal and/or interest received after 12:00 Noon Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. All payments required under this Agreement are to be made directly to the Lender unless otherwise directed by the Lender in writing.

(f)            Maximum Lawful Rate. In no event shall the interest charged hereunder, with respect to the Term Loan and corresponding promissory notes (if any) or any other obligations of Borrower under any of the Loan Documents exceed the maximum amount permitted under the Laws of the State of North Carolina. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any promissory note or other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by the Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, the Lender has received interest hereunder in excess of the Maximum Lawful Rate, then such excess amount shall be applied to the reduction of the principal balance of the Term Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to the Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

2.4           Fees and Expenses. Borrower shall pay the following fees and expenses:

(a)         Intentionally Omitted;

(b)         Intentionally Omitted;

(c)         Intentionally Omitted; and

(d)         Lender’s Expenses. All of Lender’s Expenses incurred through and after the Effective Date, when due (and in the absence of any other due date specified herein, Lender’s Expenses shall be due upon demand).

2.5           Intentionally Omitted.

2.6           Payments and Taxes. Any and all payments made by Borrower under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto) other than any taxes imposed on or measured by the Lender’s overall net income and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of the Lender being organized or resident, conducting business (other than a business deemed to arise from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, or otherwise with respect to, this Agreement or any other Loan Document) or having its principal office in such jurisdiction (“Indemnified Taxes”). If any Indemnified Taxes shall be required by Law to be withheld or deducted from or in respect of any sum payable under this Agreement or any other Loan Document to the Lender, (a) an additional amount shall be payable as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (b) Borrower shall make such withholdings or deductions, (c) Borrower shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with applicable Law, and (d) Borrower shall deliver to the Lender evidence of such payment. Borrower’s obligation hereunder shall survive the termination of this Agreement.

2.7           Secured Promissory Note. The Term Loan shall be evidenced by a Secured Promissory Note in form and substance satisfactory to the Lender (a “Secured Promissory Note”), and shall be repayable as set forth herein. Borrower irrevocably authorizes the Lender to make or cause to be made, on or about the Funding Date of the Term Loan or at the time of receipt of any payment of principal on the Lender’s Secured Promissory Note, an appropriate notation on the Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Term Loan set forth on the Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower hereunder or under the Secured Promissory Note to make payments of principal of or interest on the Secured Promissory Note when due. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3.             CONDITIONS OF LOANS

3.1           Conditions Precedent to the Initial Credit Extension. The Lender’s obligation to fund the Term Loan is subject to the condition precedent that the Lender shall consent to or shall have received, in form and substance satisfactory to the Lender, such documents, and completion of such other matters, as the Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)           duly executed original signatures to this Agreement, and the other Loan Documents to which Borrower is a party;

(b)           duly executed original Secured Promissory Note in favor of the Lender;

(c)            the formation documents of Borrower certified by the Secretary of State of the state of organization of Borrower as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)       good standing certificates or certificates of existence, dated as of a date no earlier than thirty (30) days prior to the Effective Date, from Borrower’s state of organization and each state in which the nature of Borrower’s business requires it to be qualified to transact business;

(e)        a duly executed original Secretary’s Certificate dated as of the Effective Date which includes copies of the completed Borrowing Resolutions for Borrower;

(f)        certified copies, dated as of a recent date, of financing statement searches, as the Lender shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the funding of the Term Loan, will be terminated or released;

(g)       a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(h)       evidence satisfactory to the Lender that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of the Lender, for the ratable benefit of Lender;

(i)         payment of the fees due and owing to Lender described in Section 2.4(a) and the Lender’s Expenses described in Section 2.4(d);

(j)         timely receipt by the Lender of an executed disbursement letter;

(k)        the representations and warranties in Section 5 shall be true, correct and complete in all respects on the Effective Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the making of the Term Loan. The making of the Term Loan shall constitute Borrower’s representation, warranty and confirmation that the conditions set forth in this clause (k) have been satisfied;

(l)            the Subordination Agreement, duly executed by Agent, Borrower and the Lender; and

(m)           in the Lender’s sole discretion, there has not been any Material Adverse Change or any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by the Lender.

3.2           Covenant to Deliver. Borrower agrees to deliver to the Lender each item required to be delivered to the Lender under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by the Lender of any such item shall not constitute a waiver by the Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in the Lender’s sole discretion.

4.             CREATION OF SECURITY INTEREST

4.1           Grant of Security Interest. Borrower hereby grants to the Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to the Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a second priority perfected security interest in the Collateral, subordinate only to the first priority Liens in the Collateral in favor of the Agent and Senior Lenders as provided in the Subordination Agreement and subject only to the other Permitted Liens that may have priority by operation of applicable Law. If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall promptly notify the Lender in a writing signed by Borrower of the general details thereof (and further details as may be reasonably required by the Lender) and grant to the Lender, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

4.2           Authorization to File Financing Statements. Borrower hereby authorizes the Lender or its agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral not permitted hereunder, by either Borrower or any other Person (except the Senior Lenders), shall be deemed to violate the rights of the Lender under the Code.

5.             REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows at all times unless expressly provided below:

5.1           Due Organization, Authorization: Power and Authority.

(a)           Borrower and each of its Subsidiaries are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Change. Borrower represents and warrants that (i) Borrower’s exact legal name is that indicated on Schedule 5.1 and on the signature page hereof; (ii) Borrower is an organization of the type and is organized in the jurisdiction set forth on Schedule 5.1; (iii) Schedule 5.1 accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (iv) Schedule 5.1 accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); and (v) Borrower has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction. Further, in connection with the 2011 Loan Agreement, Borrower delivered to the Senior Lenders, and has delivered a copy to Lender at or prior to the Effective Date, a completed Perfection Certificate signed by Borrower (the “Perfection Certificate”). All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete as of the Effective Date other than with respect to changes that are reflected in the Schedules attached to this Agreement (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date, to the extent permitted by one or more specific provisions in this Agreement).

(b)           The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s Operating Documents; (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect); or (v) constitute an event of default under any material agreement by which Borrower or any of its Subsidiaries or their respective properties is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2           Collateral.

(a)           Collateral Accounts. Borrower has good title to, has rights in, and has the power to grant a security interest in and transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens, except Permitted Liens. Borrower has no Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts with the banks and/or financial institutions listed on Schedule 5.2(a). Prior to the satisfaction of the Senior Debt at the request of the Lender, Borrower shall use commercially reasonable efforts to obtain from each depository institution at which Borrower maintains a Deposit Account and each securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account a Control Agreement that shall be effective upon the satisfaction of the Senior Debt and termination of the control agreement currently in effect for the benefit of the Senior Lenders and pursuant to which the Lender obtains control (within the meaning of the Code) for the benefit of the Lender over such Deposit Account, Securities Account or Commodity Account. Unless otherwise agreed between the Lender and Borrower, each such Control Agreement shall be in all material respects in the same form of the control agreement currently in effect with each such depository institution or securities intermediary or commodity intermediary for the benefit of the Senior Lenders.

(b)           Accounts. The Accounts are bona fide, existing obligations of the Account Debtors.

(c)           Inventory. All Sale Inventory is in all material respects of good and marketable quality, free from material defects. All Development Inventory manufactured for use in and/or used in clinical trials has been synthesized in accordance with current “Good Manufacturing Practices’ making it suitable for use in humans.

(d)           Intellectual Property and License Agreements. A list of all of Borrower’s copyrights, copyright applications, trademarks, trademark applications, patents and patent applications (“Subject Intellectual Property”) and all license agreements (including all in-bound license agreements, but excluding over-the-counter software that is commercially available to the public) is set forth on Schedule 5.2(d), which indicates, for each item of property: (i) the name of Borrower owning such Subject Intellectual Property or licensee to such license agreement; (ii) Borrower’s identifier for such property (i.e., name of patent, license, etc.), (iii) whether such property is Subject Intellectual Property (or application therefor) owned by Borrower or is property to which Borrower has rights pursuant to a license agreement, and (iv) the expiration date of such Subject Intellectual Property or license agreement. In the case of any license agreement, Schedule 5.2(d) further indicates, for each: (A) the name and address of the licensor, (B) the name and date of the license agreement pursuant to which Intellectual Property is licensed, (C) whether or not such license agreement grants an exclusive license to Borrower, and (D) whether there are any restrictions in such license agreement as to the ability of Borrower to grant a security interest in and/or to transfer any of its rights as a licensee under such license agreement. Except as noted on Schedule 5.2(d), Borrower is the sole owner of its Subject Intellectual Property, except for non-exclusive licenses granted to its customers in the Ordinary Course of Business. Except as noted on Schedule 5.2(d), each Patent is properly filed and maintained, no part of the Subject Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge (x) no claim has been made that any part of the Subject Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to result in a Material Adverse Change and (y) each Patent is valid and enforceable.

(e)     Location of Collateral. On the Effective Date, the Collateral, exclusive of Development Inventory, is located at the address(es) identified on Schedule 5.2(e), and is not in the possession of any third party bailee (such as a warehouse) except as disclosed on Schedule 5.2(e), and as of the Effective Date, no such third party bailee possesses components of the Collateral, exclusive of Development Inventory, in excess of [*] Dollars ($[*]) or which constitutes Borrowers’ Books. None of the components of the Collateral, other than Development Inventory, shall be maintained at locations other than as disclosed Schedule 5.2(e) on the Effective Date or as permitted pursuant to Section 7.2. In the event that Borrower, after the Effective Date, intends to store or otherwise deliver any portion of the Collateral, other than Development Inventory, to a bailee in excess of [*] Dollars ($[*]) 1or which constitutes Borrowers’ Books, then Borrower will first receive the written consent of the Lender and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to the Lender in its sole discretion. Without limiting the foregoing, in the event that (x) PPD is in default under its lease for the premises located at 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560 or (y) such lease is terminated and Borrower enters into a new or separate lease with the owner of such premises or if the owner confirms Borrower’s sublease shall remain in effect, then in either case of (x) or (y), upon the request of the Lender, Borrower shall obtain an Access Agreement executed by such owner and by Borrower in favor of the Lender (or in favor of Senior Lenders, with the Lender as a third-party beneficiary and assignable automatically to the Lender upon repayment of the Senior Debt in full).

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

5.3           Litigation. Except for routine proceedings (which shall not include any enforcement action or other adverse proceedings) with the FDA or other similar regulatory agencies, or as otherwise disclosed on Schedule 5.3 hereto, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than [*]2 Dollars ($[*]).

5.4           No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to the Lender fairly present, in conformity with GAAP, in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations; provided, however, that (i) the interim financial statements of Borrower lack footnotes and are subject to year-end audit adjustments, all in accordance with GAAP and (ii) any forward-looking forecasts included in such financial statements are not in conformity with GAAP and may differ from the actual results for any period for which such forecasts have been provided, but in any event represent the Borrower’s good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements and projections submitted to the Lender.

5.5           Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. After giving effect to the transactions described in this Agreement and the Senior Debt Documents, (a) Borrower is not left with unreasonably small capital in relation to its business as presently conducted, and (b) Borrower is able to pay its debts (including trade debts) as they mature.

5.6           Regulatory Compliance.

(a)           Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any Laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable Laws. Borrower has obtained all Required Permits, or has contracted with third parties holding Required Permits, necessary for compliance with all Laws and all such Required Permits are current. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(b)           None of the Borrower, its Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. Neither Borrower nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7           Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities, except for Permitted Investments.

5.8           Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except that Borrower may defer payment of any contested taxes so long as Borrower (a) in good faith contests its obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies the Lender in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts required to fund all of its present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9           Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements, and not for personal, family, household or agricultural purposes.

5.10         Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to the Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to the Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11     Regulatory Developments.

(a)           All Products and all Required Permits are listed on Schedule 5.11 (as updated from time to time pursuant to Section 6.2(e)), and Borrower has delivered to the Lender a copy of all Required Permits as of the date hereof and to the extent requested by the Lender pursuant to Section 6.2(e).

(b)           Without limiting the generality of Section 5.6 above, with respect to any Development Compound or Sale Compound of Borrower, Borrower has received and such Product is the subject of, all Required Permits needed in connection with the testing and/or manufacture, as applicable, with respect to such Product as such testing is currently being conducted by or on behalf of Borrower with respect to Development Compounds or Sale Compounds, and Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (i) Borrower’s manufacturing facilities and processes for any Sale Compound which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Sale Compound, or (ii) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the testing of such Development Compound or manufacturing of such Sale Compound by Borrower should cease.

(c)           Without limiting the generality of Section 5.6 above, with respect to any Sale Compound that may be marketed or sold by Borrower, Borrower has received, and such Sale Compound is the subject of, all Required Permits needed in connection with the marketing and sales of such Sale Compound that may be marketed or sold by Borrower, and Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Sale Compound cease or that such Sale Compound be withdrawn from the marketplace.

(d)           Without limiting the generality of Section 5.6 above, there have been no serious adverse clinical test results related to the safety or efficacy of Development Compounds resulting in the termination of all clinical studies for such Development Compound or recalls of Sale Compounds (whether voluntary or involuntary), in each case which have resulted in or could reasonably be expected to result in a Material Adverse Change.

(e)           Borrower has not experienced any material failures in its manufacturing of any Sale Compound such that the amount of such Sale Compound successfully manufactured by Borrower in accordance with all specifications thereof and the required payments related thereto in any month shall decrease significantly with respect to the quantities of such Sale Compound produced in the prior month, which such decrease has resulted in or could reasonably be expected to result in a Material Adverse Change.

6.            AFFIRMATIVE COVENANTS

Borrower covenants and agrees to do all of the following:

6.1            Organization and Existence; Government Compliance.

(a)           Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change. Borrower shall comply, and have each Subsidiary comply, with all Laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change.

(b)           Obtain and keep in full force and effect, all of the Governmental Approvals, if any, necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to the Lender in all of the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to the Lender.

(c)           In connection with the testing of each Development Compound or the manufacture, marketing or sale of each and any Sale Compound by Borrower, Borrower shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority the noncompliance with which could reasonably be expected to result in a Material Adverse Change, specifically including the FDA, with respect to such testing of any Development Compound or such manufacture, marketing or sales of any Sale Compound by Borrower as such activities are at any such time being conducted by Borrower.

6.2           Financial Statements, Reports, Certificates.

(a)           Deliver to the Lender: (i) as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet, income statement and cash flow statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form reasonably acceptable to the Lender; (ii) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to the Lender in its reasonable discretion; (iii) as soon as available after approval thereof by Borrower’s Board of Directors, but no later than ninety (90) days after the last day of Borrower’s fiscal year, Borrower’s financial projections for the current fiscal year as approved by Borrower’s Board of Directors, which shall reflect financial projections on no less than a quarterly basis; (iv) other than with respect to reports made available in accordance with clause (v), below, within five (5) days of delivery, copies of all statements, reports and notices made available to all of Borrower’s security holders or to the Senior Lenders pursuant to the requirements of the Senior Debt Documents; (v) so long as Borrower is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could be reasonably expected to result in damages or costs to Borrower or any of its Subsidiaries of [*] Dollars ($[*])3 or more or could result in a Material Adverse Change; (vii) budgets, sales projections, operating plans and other financial information reasonably requested by the Lender; and (viii) as soon as available, but no later than thirty (30) days after the last day of each month, upon request of the Lender copies of the month-end account statements for each Collateral Account maintained by Borrower and each Subsidiary, which statements may be provided to the Lender by Borrower or directly from the applicable institution(s).

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(b)           Within forty-five (45) days after the last day of each month, deliver to the Lender with the monthly financial statements described above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)           Keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall allow, at the sole cost of Borrower, the Lender to visit and inspect (such visit or inspection to be during normal business hours so long as no Default or Event of Default exists) any of its properties, to examine and make abstracts or copies from any of Borrower’s books and records, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Borrower and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Notwithstanding the foregoing, such audits shall be conducted at Borrower’s expense no more often than once every twelve (12) months unless a Default or Event of Default has occurred and is continuing.

(d)           Within thirty (30) days of (i) acquiring and/or obtaining any new Subject Intellectual Property, or (ii) enters into or becomes bound by any additional license agreement (other than products that are commercially available to the public), or upon any material change in Borrower’s existing Subject Intellectual Property, deliver to the Lender an updated Schedule 5.2(d) reflecting same. Borrower shall use its commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for the Lender to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) the Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Lender’s rights and remedies under this Agreement and the other Loan Documents.

(e)           If, after the Effective Date, Borrower determines to manufacture, sell or market any new Sale Compound, Borrower shall give prior written notice to Lender of such determination (which shall include a brief description of such Sale Compound, plus a list of all Required Permits relating to such new Sale Compound (and a copy of such Required Permits if requested by Lender), along with a copy of an updated Schedule 5.11; provided, however, that if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Lender, Borrower shall promptly give written notice to Lender of such new or additional Required Permits (along with a copy thereof if requested by Lender).

6.3           Inventory; Returns. Keep all Sale Inventory in good and marketable condition, free from material defects and keep all Development Inventory manufactured for use in and/or used in clinical trials synthesized in accordance with current “Good Manufacturing Practices’ and suitable for use in humans. Returns and allowances between Borrower and its Account Debtors shall follow such customary practices as may be established by Borrower and consistent with industry practice if it engages in the sale of Sale Inventory. Borrower must promptly notify Lender of all returns, recoveries, disputes and claims with respect to Sale Inventory that involve more than [*] Dollars ($[*]).4

6.4           Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to the Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5           Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as the Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Lender. All property policies shall have a lender’s loss payable endorsement showing the Lender as lender loss payee and waive subrogation against the Lender, and all liability policies shall show, or have endorsements showing, the Lender, as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give the Lender at least thirty (30) days’ notice before canceling, amending, or declining to renew its policy. At the Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at the Lender’s option, be payable to the Lender on account of the Obligations, subject to the rights and preferences given to the Senior Lenders pursuant to the Subordination Agreement. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Lender, the Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies the Lender deems prudent.

6.6           Operating Accounts.

(a)           Except for those Collateral Accounts listed on Schedule 5.2(a) and except as otherwise required by the Senior Debt Documents, maintain all of its, and all of its Subsidiaries’, operating and other Deposit Accounts, Securities Accounts, Investment Accounts and Commodity Accounts with financial institutions reasonably approved by the Lender (it being understood and agreed that Silicon Valley Bank or any of its affiliates is an approved financial institution so long as the Senior Debt is outstanding), which operating and other Deposit Accounts, Securities Accounts, Investment Accounts and Commodity Accounts with such approved institutions or their affiliates shall contain no less than fifty percent (50%) of Borrower’s total cash and Cash Equivalents.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(b)           Provide the Lender five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution. In addition, for each Collateral Account that Borrower at any time maintains, and subject to the rights and preferences given to the Senior Lenders pursuant to the Subordination Agreement, Borrower, prior to the satisfaction of the Senior Debt at the request of the Lender, shall use commercially reasonable efforts to obtain from the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account that shall be effective upon the satisfaction of the Senior Debt and termination of the control agreement currently in effect for the benefit of the Senior Lenders and pursuant to which the Lender obtains control (within the meaning of the Code) for the benefit of the Lender over such Collateral Account. Unless otherwise agreed between the Lender and Borrower, each such Control Agreement shall be in all material respects in the same form of the control agreement currently in effect with each such bank or financial institution for the benefit of the Senior Lenders, and said Control Agreement may not be terminated without prior written consent of the Lender. The provisions of the two preceding sentences shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to the Lender by Borrower as such.

6.7           Protection of Intellectual Property Rights. Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intellectual Property. All Subject Intellectual Property of Borrower is and shall be protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, all in a manner consistent with industry standards for similar businesses except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. Borrower shall not become a party to, nor become bound by, any material license or similar agreement with respect to which Borrower is the licensee thereunder that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s rights under such license agreement. Borrower shall at all times conduct its business without knowingly committing infringement of any Intellectual Property rights of others. Borrower shall, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do the following: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise the Lender in writing of material infringements of its Intellectual Property; and (c) not allow any Material Intellectual Property to be abandoned, forfeited or dedicated to the public without the Lender’s prior written consent. If Borrower (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower shall concurrently provide written notice thereof to the Lender in accordance with Section 6.2(d) and concurrently with such notice, shall provide to the Lender copies of all applications that it filed for patents or for the registration of trademarks, servicemarks, copyrights or mask works.

6.8           Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to the Lender, without expense to the Lender, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that the Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against the Lender with respect to any Collateral or relating to Borrower.

6.9           Notices of Litigation and Default. Borrower will give prompt written notice to the Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which would reasonably be expected to result in a Material Adverse Change. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to the Lender of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10         Creation/Acquisition of Subsidiaries.  Borrower shall not create or, unless expressly permitted pursuant to this Agreement, acquire any Subsidiary, except that, subject to Borrower’s compliance with the terms of this Section 6.10, Borrower may create new Domestic Subsidiaries. In the event that Borrower or any direct or indirect Subsidiary of Borrower creates or acquires any Subsidiary (and at all times subject to the Borrower being expressly permitted to do so pursuant to this Agreement), Borrower and such Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) notify Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by the Lender to cause each such Domestic Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to the Lender, for the benefit of the Lender, a security interest in the stock, units or other evidence of ownership of each Subsidiary, which security interest shall be perfected as soon as practicable upon the satisfaction of the Senior Debt (the foregoing collectively, the “Joinder Requirements”); provided, that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements. Notwithstanding the foregoing, the Lender agrees that consent to Borrower forming a Foreign Subsidiary shall not be unreasonably withheld, but shall in any event be subject to satisfaction of all Joinder Requirements and other requirements that the Lender reasonably deems necessary and desirable in connection therewith.

6.11         Reserved.

6.12         Nesina License Agreement and Royalties. Without limiting the restrictions set forth in Section 7.11, Borrower shall at all times maintain the right to receive all royalty and milestone payments under and pursuant to the Nesina License Agreement as in effect on the Effective Date without giving effect to any future amendments, restatements, supplements or other modifications thereto.

6.13         Further Assurances.

(a)           Execute any further instruments and take further action as Lender reasonably requests to perfect or continue the Lender’s Lien in the Collateral or to effect the purposes of this Agreement.

(b)           Deliver to the Lender, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise result in a Material Adverse Change.

7.             NEGATIVE COVENANTS

No Borrower nor any Loan Party shall, nor shall Borrower or any Loan Party permit any of its Subsidiaries to do, any of the following without the prior written consent of the Lender:

7.1           Dispositions. Convey, sell, abandon, lease, license, transfer, assign, grant a security in or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for (a) the sale, lease or disposition of Inventory in the Ordinary Course of Business; (b) the sale, lease or disposition of worn-out or obsolete Equipment; (c) the payment of cash or Cash Equivalents in the Ordinary Course of Business solely for the payment of costs and expenses associated with operation of Borrower’s business, including without limitation expenditures relating to (i) Borrower’s Phase I, Phase II and Phase III development activities and (ii) the acquisition (including in-licensing) of additional compounds so long as immediately after any such acquisition Borrower [*] based on the financial projections delivered to the Lender; (d) transfers of Intellectual Property pursuant to outbound license agreements with third parties in the Ordinary Course of Business so long as (i) Borrower receives not less than $[*]5 of net cash payments from each such license agreement that grants rights with respect to the US market or globally which such amounts have been fully-earned and are non-refundable at the time such license agreement is consummated and (ii) at all times Borrower shall have rights necessary to receive future milestone and royalty payments for at least two of Borrower’s existing Products (“Permitted IP Dispositions”); (e) in connection with Permitted Liens; or (f) the abandonment of Intellectual Property that does not constitute Material Intellectual Property. Without limiting the foregoing, Borrower agrees that it shall not grant a security interest or otherwise encumber (other than the negative pledge in favor of the Senior Lenders under the Senior Debt Documents) any of its Intellectual Property without the Lender’s prior written consent.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

7.2           Changes in Business, Management, Ownership or Business Locations. (a) Other than the manufacture, marketing and sale of Sale Inventory, engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) (i) (A) have a change in any Responsible Officer position that does not result in a qualified replacement or (B) the failure to fill a vacancy with respect to any Responsible Officer position with a suitable qualified replacement within ninety (90) days following such vacancy, or (ii) enter into any transaction or series of related transactions which would constitute or cause a Change in Control unless the documentation for such transaction requires, as a condition precedent to such transaction, the consent of the Lender or the payment in full of the Obligations; or (d) add any new offices or business locations, including warehouses, where such new offices or business locations contain more than [*] Dollars ($[*])6 in Borrower’s assets or property or any of Borrowers’ Books or enter into any new leases with respect to existing offices or business locations with respect to which an access agreement has previously been executed in favor of the Senior Lenders or is otherwise required with respect to such location unless, prior to the addition of such new office, business location or warehouse or execution of such new lease, Borrower satisfies the Access Agreement Requirements (as defined below) for such premises; (e) change its jurisdiction of organization; (f) other than the creation or acquisition of Subsidiaries in accordance with and subject to the conditions set forth in Section 6.10 of this Agreement, change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization. Prior to the satisfaction of the Senior Debt at the request of the Lender, Borrower shall use commercially reasonable efforts to obtain from each owner of an office, business location or warehouse occupied in whole or part by Borrower an Access Agreement for the benefit of the Lender that shall be effective immediately upon termination of the access agreement in favor of the Agent and Senior Lenders for the subject premises (the “Access Agreement Requirements”). Unless otherwise agreed between the Lender and Borrower, each Access Agreement obtained for the benefit of the Lender pursuant to the provisions of this Section 7.2 shall be in all material respects in the same form of the access agreement in effect with such owner for the benefit of the Senior Lenders.

7.3           Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person; provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary of Borrower or into Borrower, so long as (a) Borrower has provided the Lender with prior written notice of such transaction, (b) a Subsidiary of Borrower or Borrower shall be the surviving legal entity, (c) Borrower’s tangible net worth is not thereby reduced, and (d) no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4           Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

7.5           Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the priority security interest granted herein, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of the Lender or the Agent or Senior Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from collaterally assigning, mortgaging, pledging, granting a security interest in or Lien upon any of Borrower’s or any Subsidiary’s property (including, without limitation, Intellectual Property), all of the foregoing except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

7.6           Maintenance of Collateral Accounts. Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7           Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment with respect to or redeem, retire, purchase or repurchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments.

7.8           Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Loan Party, except for transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower or such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9           Senior Debt. Amend, modify or supplement any provision in any Senior Debt Document, except as permitted under the terms of the Subordination Agreement and then only in accordance with the terms of such Senior Debt Document.

7.10         Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to result in a Material Adverse Change; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11         Amendments to Organization Documents and Material Agreements. Amend, modify or waive any provision (or enter into any new agreement that has the same practical effect) of (a) any Nesina Transaction Document or (b) any of its organizational documents (other than a change in registered agents), in each case under clause (a) or (b), without the prior written consent of the Lender, except, in the case of either clause (a) or (b), for such amendments, modifications or waivers that are not adverse to Borrower or to the Lender. Borrower shall provide to the Lender copies of all such amendments, waivers and modifications.

7.12         Compliance with Anti-Terrorism Laws. Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify the Lender if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

8.             EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1           Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2           Covenant Default.

(a)           Borrower fails or neglects to perform any obligation in Sections 6.1(c), 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.12, or 6.13 or violates any covenant in Section 7; or

(b)           Borrower or any of its Subsidiaries fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to any covenant set forth in subsection (a) above;

8.3           Material Adverse Change. A Material Adverse Change occurs;

8.4           Attachment; Levy; Restraint on Business.

(a)           (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with the Senior Lenders or any of their Affiliates or subject to a Control Agreement, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b)           (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material portion of its business;

8.5           Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6           Other Agreements. There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could reasonably be expected to result in a Material Adverse Change and such default has not been waived in writing by such third party or parties;

8.7           Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least [*] Dollars ($[*])7 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of fifteen (15) days after the entry thereof, provided, however, that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree;

8.8           Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to the Lender or to induce the Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9           Senior Debt. Any breach or default entitling the Senior Lenders to accelerate the Senior Debt occurs under any terms or provisions of any Senior Debt Document or any breach or default occurs under the Subordination Agreement to the extent any such afore-referenced breach or default is not waived or cured;

8.10        Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business for a full term, or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has resulted in, or could reasonably be expected to result in, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction;

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

8.11         Criminal Proceeding. The institution by any Governmental Authority of criminal proceedings against Borrower either (a) involving fraud, moral turpitude, or a felony, or (b) that could reasonably be expected to result in a Material Adverse Change;

8.12         Lien Priority. Except as permitted by this Agreement or otherwise by the Lender, any Lien created hereunder or by any other Loan Document in favor of Lender shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except only Liens in favor of the Senior Lenders pursuant to the Senior Debt Documents.

8.13         Change in Control. A Change in Control shall have occurred;

8.14         Withdrawals, Recalls, Adverse Test Results and Other Matters not Involving Nesina. The institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Sale Compound from the market or to enjoin Borrower or any representative of Borrower from manufacturing, marketing, selling or distributing any Sale Compound, which, in each case, could reasonably be expected to result in a Material Adverse Change, (b) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower or any representative of Borrower, which, in each case, could reasonably be expected to result in a Material Adverse Change, (c) the commencement of any enforcement action against Borrower by DEA, FDA, or any other Governmental Authority; (d) the recall of any Sale Compound from the market, the voluntary withdrawal of any Sale Compound from the market, or actions to discontinue the sale of any Sale Compound, which in each case could reasonably be expected to result in a Material Adverse Change, or (e) the occurrence of serious adverse test results related to the safety or efficacy of a Development Compound resulting in the termination of all clinical studies for such Development Compound which could reasonably be expected to result in a Material Adverse Change; or

8.15         Withdrawals and Other Matters Involving Nesina.  (a) The institution of any proceeding by the FDA in the United States or similar Governmental Authority in the European Union to order the withdrawal of any marketing authorization granting the right to sell Nesina in the United States or the European Union or to enjoin Borrower or Takeda (or any of its permitted assignees under the Nesina License Agreement) from manufacturing, marketing, selling or distributing Nesina in the United States or the European Union, which, in each case, could reasonably be expected to result in a Material Adverse Change, (b) the institution of any proceeding by the Japanese Ministry of Health, Labour and Welfare or similar Governmental Authority to (i) order the withdrawal of the marketing authorization granting the right to sell Nesina in Japan or (ii) indefinitely enjoin Borrower or Takeda (or any of its permitted assignees under the Nesina License Agreement) from, marketing or selling Nesina in Japan, (c) the indefinite voluntary withdrawal of Nesina from the market in (i) the United States or European Union ,in each case where such voluntary withdrawal could reasonably be expected to result in a Material Adverse Change, or (ii) Japan, (d)  Nesina, for any reason, indefinitely ceases to be sold or marketed in Japan or Borrower is no longer contractually entitled to royalty payments with respect to Nesina in Japan.

9.             RIGHTS AND REMEDIES

9.1           Rights and Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default, the Lender may, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by the Lender), or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lender to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and the Lender (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lender to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and the Lender shall be immediately terminated without any action by the Lender).

(b)           Without limiting the rights of the Lender set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default Lender shall have the right, without notice or demand, to do any or all of the following:

(i)            foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)           apply to the Obligations any (a) balances and deposits of Borrower that the Lender holds or controls, or (b) any amount held or controlled by the Lender owing to or for the credit or the account of Borrower; and/or

(iii)          commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)           Without limiting the rights of the Lender set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default Lender shall have the right, without notice or demand, to do any or all of the following:

(i)            settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, notify any Person owing Borrower money of Lender’s security interest in such funds, and verify the amount of such Account;

(ii)           make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if the Lender requests and make it available as the Lender designates. The Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants the Lender a license to enter and occupy any of its premises, without charge, to exercise any of the Lender’s rights or remedies;

(iii)          ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. The Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Lender’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to and for the benefit of the Lender;

(iv)          place a “hold” on any account maintained with the Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)          demand and receive possession of Borrower’s Books; and

(vi)         subject to clauses 9.1(a) and (b), exercise all rights and remedies available to the Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2           Power of Attorney. Borrower hereby irrevocably appoints the Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms the Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Lender or a third party as the Code permits. Borrower hereby appoints the Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of the Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Lender is under no further obligation to make Credit Extensions hereunder. The Lender’s foregoing appointment as Borrower’s attorney in fact, and all of the Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Lender’s obligation to provide Credit Extensions terminates.

9.3           Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, the Lender may obtain such insurance or make such payment, and all amounts so paid by the Lender are Lender’s Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. The Lender will make reasonable efforts to provide Borrower with notice of the Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No such payments by the Lender are deemed an agreement to make similar payments in the future or the Lender’s waiver of any Event of Default.

9.4           Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Lender from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and the Lender on the other, the Lender shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Lender may deem advisable notwithstanding any previous application by the Lender, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lender’s Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to the Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Notwithstanding anything to the contrary herein, any warrants issued to the Lender by Borrower, the stock issuable thereunder, any equity securities purchased by the Lender, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement. Nothing herein shall affect the Lender’s rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.

9.5           Liability for Collateral. So long as the Lender complies with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of the Lender, the Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6           No Waiver; Remedies Cumulative. The Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the Lender in accordance with Section 12.12. The Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. The Lender has all rights and remedies provided under the Code, by Law, or in equity. The Lender’s exercise of one right or remedy is not an election, and the Lender’s waiver of any Event of Default is not a continuing waiver. The Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7           Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Lender on which Borrower is liable.

9.8           Borrower Liability. Furiex Pharmaceuticals, Inc., a Delaware corporation, APBI HOLDINGS, LLC, a North Carolina limited liability company, DEVELOPMENT PARTNERS, LLC, a Delaware limited liability company, and GENUPRO, INC., a North Carolina corporation, are co-borrowers with respect to the Term Loan and all of the other Obligations (for purposes of this Section 9.8, each a “co-Borrower”). All references to “Borrower” in this Agreement shall mean, as the context requires, each and all of the co-Borrowers, their respective successors and assigns, jointly and severally. Each co-Borrower hereby appoints the others as agent for the others for all purposes hereunder, including with respect to requesting the Term Loan hereunder. Each co-Borrower hereunder shall be jointly and severally obligated to repay the Term Loan made hereunder and all other Obligations, regardless of which co-Borrower actually receives said Term Loan, as if each Borrower hereunder directly received the Term Loan.  Each co-Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require the Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  The Lender may exercise or not exercise any right or remedy they have against any Borrower or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any co-Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each co-Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating co-Borrower to the rights of the Lender under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other co-Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by co-Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by co-Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 9.8 shall be null and void.  If any payment is made to a co-Borrower in contravention of this Section, such co-Borrower shall hold such payment in trust for the Lender and such payment shall be promptly delivered to the Lender for application to the Obligations, whether matured or unmatured.

10.          NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to any Borrower:

Furiex Pharmaceuticals, Inc.

3900 Paramount Parkway, Suite 150

Morrisville, North Carolina 27560

Attention: President and Chief Financial Officer

Fax: (919) 456-7850

E-Mail: June.Almenoff@furiex.com

Marshall.Woodworth@furiex.com

If to the Lender :

Fredric N. Eshelman, Trustee

6814 Towles Road

Wilmington, North Carolina 28409

Fax: (910) 777-2647

E-Mail: Fred.Eshelman@furiex.com

with a copy to:

Murchison, Taylor & Gibson, PLLC

16 N. Fifth Avenue

Wilmington, NC 28401

Fax: (910) 763-6561

E-Mail: sdiab@murchisontaylor.com

11.           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

THIS AGREEMENT, THE SECURED PROMISSORY NOTE AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. NOTWITHSTANDING THE FOREGOING, THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE LENDER (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE LENDER’S RIGHTS AGAINST BORROWER OR ITS PROPERTY. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

Borrower and the Lender agree that the Term Loan shall be deemed to be made in, and the transactions contemplated hereunder and in any other Loan Document shall be deemed to have been performed in, the State of North Carolina.

12.          GENERAL PROVISIONS

12.1         Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without the Lender’s prior written consent (which may be granted or withheld in the Lender’s discretion). The Lender may at any time assign all or any portion of the Term Loan, together with all related obligations of the Lender hereunder. Borrower shall be entitled to continue to deal solely and directly with the Lender in connection with the interests so assigned until the Borrower shall have received an effective assignment agreement, executed, delivered and fully completed by the applicable parties thereto (each, an “Assignment Agreement”). Notwithstanding anything set forth in this Agreement to the contrary, the Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender; provided, however, that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

12.2     Indemnification.

(a)           Borrower agrees to indemnify, defend and hold the Lender and its trustees, employees, agents, attorneys, or any other Person affiliated with or representing the Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or Lender’s Expenses incurred, or paid by Indemnified Person from, following, or arising from transactions between the Lender and Borrower (including reasonable attorneys’ fees and expenses) pursuant to or in connection with the Loan Documents, except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct (collectively, the “Indemnified Liabilities”).

(b)           Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by the Lender) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds.

(c)           To the extent that the undertaking set forth in this Section 12.2 may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred or suffered by the Indemnified Persons or any of them.

12.3         Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4         Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5         Correction of Loan Documents. The Lender may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6         Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7         Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8         Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify the Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9          Confidentiality. In handling any confidential information of Borrower, the Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to the Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Lender shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by Law, regulation, subpoena, or other order; (d) to regulators or as otherwise required in connection with an examination or audit; (e) as the Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lender so long as such service providers have executed a confidentiality agreement with the Lender with terms no less restrictive than those contained herein or are otherwise bound by a duty of confidentiality to Lender. Confidential information does not include information that either: (i) is in the public domain or in the Lender’s possession when disclosed to the Lender, or becomes part of the public domain after disclosure to the Lender; or (ii) is disclosed to the Lender by a third party, if the Lender does not know that the third party is prohibited from disclosing the information. The Lender may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as the Lender does not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10       Right of Set Off. Borrower hereby grants to the Lender, a lien, security interest and right of set off as security for all Obligations to the Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11       [Reserved.]

12.12       Amendments. No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, nor approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Lender.

12.13       Publicity. Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of the Lender or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give the Lender prior written notice of such publication or other disclosure; provided, however, that for the avoidance of doubt, Borrower may publish the name of the Lender, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of financing evidenced hereby and such other information (including copies of the Loan Documents) necessary to satisfy the reporting requirements under the Securities Exchange Act of 1934, as amended.

12.14       No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.           INTENTIONALLY OMITTED

14.          DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“2011 Agent” has the meaning given to it in the preamble to this Agreement.

“2011 Closing Date” has the meaning given it in the preamble of this Agreement.

“2011 Lender” has the meaning given to it in the preamble to this Agreement.

“2011 Loan Agreement” has the meaning given to it in the preamble to this Agreement.

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to the Lender, in favor of the Lender executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Access Agreement Requirements” has the meaning given it in Section 7.2.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” means, MIDCAP FUNDING III, LLC, a Delaware limited liability company, with an office located at 7255 Woodmont Avenue, Suite 200, Bethesda, Maryland 20814, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Senior Lenders, together with its successors and assigns.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Amortization Date” means October 1, 2014.

“Amortization Payment” means each monthly payment of principal in the amount of ONE HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN AND NO/100THS DOLLARS ($166,667.00), as more fully set forth in the Secured Promissory Note.

“Amortization Payment Date” means the 1st day of each calendar month, with the first Amortization Payment Date being the Amortization Date.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Approved Drug” has the meaning given it in the definition of “Sale Compound”.

“Assignment Agreement” has the meaning given it in Section 12.1.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which the Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” has the meaning given it in the preamble of this Agreement.

“Borrower’s Books” means all of Borrower’s books and records, including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” means, with respect to any Person, those resolutions, in form and substance satisfactory to Lender, adopted by such Person’s Board of Directors or other appropriate governing body and delivered by such Person to the Lender approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Loan Documents or the consummation of the transactions contemplated thereby or in connection therewith.

“Business Day” means any day that is not a Saturday, Sunday or a day on which Bank of America, N.A. is closed for business.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition, (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit issued maturing no more than one (1) year after issue, and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (b) of this definition. For the avoidance of doubt, the direct purchase by Borrower, co-borrower, or any subsidiary of Borrower of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower, co-borrower, or any subsidiary of Borrower shall be conclusively determined by the Lender as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include, and each Borrower and Subsidiary is prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) [but other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Borrower or (ii) Fredric N. Eshelman, individually or as beneficial owner and grantor of any trust revocable by him] is or becomes, or has entered into a contract which upon consummation shall make such person, a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing forty percent (40%) or more of the combined voting power of Borrower’s then outstanding securities; (b) any Borrower ceases to own, directly or indirectly, (100%) of the capital stock of any of its Subsidiaries; or (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower was approved by a vote of not less than two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Claims” has the meaning given it in Section 12.2.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of North Carolina; provided, however, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of North Carolina, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of the Lender, pursuant to this Agreement and the other Loan Documents, including, without limitation, all of the property described in Exhibit A hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Section 10.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit C.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and the Lender pursuant to which the Lender obtains control (within the meaning of the Code) for the benefit of the Lender over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” means the Term Loan or any other extension of credit by the Lender for Borrower’s benefit.

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.3(c).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Development Compound” means any therapeutic compound being tested by any Borrower or any of its Subsidiaries, including without limitation, those drug compounds set forth on Schedule 5.11, for use in Phase I, Phase II or Phase III trials; provided, in the event Borrower fails to comply with the obligations under Section 6.2(d) to give notice to Lender and update Schedule 5.11 with respect to any new Development Compound, any such improperly undisclosed Development Compound shall be deemed to be included in this definition.

“Development Inventory” means the Borrower’s inventory of Development Compounds.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary incorporated under the laws of any State of the United States or the District of Columbia.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“Eluxadoline Submission Event” means the submission to the FDA of a new drug application for Eluxadoline, which application shall be in form and substance sufficient to satisfy FDA requirements for a determination of filing by the FDA pursuant to 21 CFR 314.50 and 21 CFR 314.101(a)(1).

“Effective Date” has the meaning given to it in the preamble to this Agreement.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“European Union” means the European Union and/or the countries that make up the European Union as of the Effective Date.

“Event of Default” has the meaning given it in Section 8.

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the IRC.

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations of such Person arising out of purchase and sale contracts, (h) off-balance sheet liabilities and/or multiemployer plan liabilities of such Person, and (i) payment obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business.

“Indemnified Liabilities” has the meaning given it in Section 12.2.

“Indemnified Person” has the meaning given it in Section 12.2.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Interest Payment Date” means the first calendar day of each calendar month.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Borrower in any particular circumstance.

“Lender” has the meaning given to it in the preamble to this Agreement.

“Lender’s Expenses” means all documented, out-of-pocket due diligence fees and expenses and other fees, costs, and expenses (including reasonable attorneys’ fees and expenses) of the Lender for preparing, amending, negotiating, administering, defending and enforcing this Agreement and the other Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by the Lender in connection with the Loan Documents.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement, the Perfection Certificate, the Pledge Agreement, the Subordination Agreement, the Secured Promissory Note and any other note, or notes or guaranties executed by Borrower or any Guarantor in connection with the indebtedness governed by this Agreement, and any other present or future agreement between Borrower and/or for the benefit of the Lender in connection with this Agreement, all as amended, restated, supplemented or otherwise modified.

“Loan Party” means Borrower and each Guarantor.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Lender’s Lien in the Collateral or in the value of such Collateral, taken as a whole; (b) a material adverse change in the business, operations, or condition (financial or otherwise) or prospects of Borrower, taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Intellectual Property” means Borrower’s Intellectual Property and license agreements that are material to the condition (financial or other), business or operations of Borrower, as determined by Lender. For purposes hereof, over the counter software that is commercially available to the public shall not be deemed “material.”

“Maturity Date” means the earliest of (i) the date on which payment in full of the Obligations is made, (ii) the date on which the Senior Debt is Paid in Full (as defined in the Subordination Agreement), and (iii) January 1, 2019.

“Nesina” means the product containing the compound alogliptin as the only active pharmaceutical ingredient, which is used to treat Type 2 diabetes.

“Nesina Japan Sales” means the “Japan Net Sales’ as such term is defined in the Nesina License Agreement as in effect on the Effective Date without giving effect to any future amendments, restatements, supplements or other modifications thereto.

“Nesina License Agreement” means that certain Agreement dated July 13, 2005 between Takeda San Diego, Inc. (“TSD”), Takeda Pharmaceutical Company Limited (“TPC”), Development Partners LLC (“DP”) and Pharmaceutical Product Development, Inc. (“PPD, Inc.”), as amended by that certain Amendment No. 1 to the Agreement, dated as of October 10, 2005, by and among TSD, TPC, DP and PPD, Inc. Borrower hereby represents and warrants that, as of the Effective Date, there are no other amendments, restatements, supplements or other modifications to the Nesina License Agreement other than as set forth in this definition.

“Nesina Royalty Payment” means the sum of all royalty payments owing to Borrower from Takeda under and pursuant to the Nesina License Agreement as in effect on the date hereof.

“Nesina Transaction Documents” means, collectively, the Nesina License Agreement and any other agreements entered into in connection therewith, but excluding ancillary agreements related to research and development, medical affairs, regulatory activity, investor relations, corporate communications and commercialization that are entered into in the Ordinary Course of Business and do not change the economic or license rights associated with the Nesina License Agreement and other Nesina Transaction Documents.

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Lender’s Expenses, and other amounts Borrower owes the Lender now or later, under this Agreement or the other Loan Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lender, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, (a) such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, (b)(i) if such Person is a corporation, its bylaws in current form, (ii) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), or (iii) if such Person is a partnership, its partnership agreement (or similar agreement), and (c) any other organizational documents of Borrower, in each case for clauses (a) through (c), together with all current amendments or modifications thereto and corporate, company, partner, member or shareholder resolutions associated therewith.

“Ordinary Course of Business” means, in respect of any transaction involving any Loan Party, the ordinary course of business of such Loan Party, as conducted by such Loan Party in accordance with past practices.

“Perfection Certificate” has the meaning given it in Section 5.1.

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Permitted Indebtedness” means:

(a)           Borrower’s Indebtedness to the Lender under this Agreement and the other Loan Documents;

(b)           Indebtedness existing on the Effective Date and described on Schedule 7.4;

(c)           unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(d)           Indebtedness secured by Permitted Liens;

(e)           the Senior Debt in an original, maximum principal amount not to exceed Fifty Million and No/100 Dollars ($50,000,000.00); and

(f)            extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (d) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” means:

(a)           Investments existing on the Effective Date and described on Schedule 7.7;

(b)           Investments consisting of Cash Equivalents; and

(c)           Investments in Domestic Subsidiaries that exist as of the Effective Date or that are formed and have satisfied the Joinder Requirements in accordance with Section 6.10.

“Permitted IP Dispositions” has the meaning given it in Section 7.1.

“Permitted Liens” means:

(a)           Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided, however, that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c)           purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)           statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, however, that they have no priority over any of the Lender’s Lien and the aggregate amount of such Liens does not any time exceed [*]8 Dollars ($[*]);

(e)           leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting the Lender a security interest;

(f)            banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions to secure payment of fees and similar costs and expenses subject to Borrower’s compliance with Section 6.6(b) hereof;

(g)           Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h)           Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.5 or 8.7;

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(i)            easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change;

(j)            non-exclusive licenses of Intellectual Property granted to third parties in the Ordinary Course of Business and/or Permitted IP Dispositions;

(k)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase; and

(l)            Liens in the Collateral in favor of the Senior Lenders pursuant to the Senior Debt Documents.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PPD” means PPD Development, LP, a Texas limited partnership.

“Products” means the Development Compounds and/or Sale Compounds.

“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing of any Development Compound or the manufacture, marketing or sale of any Sale Compound by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of their Subsidiaries have received an accreditation.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any Law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the Chairman, President, Chief Medical Officer or Chief Financial Officer of Borrower, but excludes any such position(s) while being held by any principal of the Lender.

“Restatement Lender” has the meaning given to it in the preamble to this Agreement.

“Restatement Loan Agreement” has the meaning given to it in the preamble to this Agreement.

“Sale Compound” means any therapeutic compound approved for marketing (“Approved Drug”) that is manufactured, marketed or sold by any Borrower or any of its Subsidiaries, it being acknowledged and understood that as of the Effective Date, neither Borrower nor any of its Subsidiaries manufactures and sells Approved Drugs; provided, in the event Borrower or its Subsidiaries engages in the manufacture or sale of Approved Drugs subsequent to the Effective Date and Borrower fails to comply with the obligations under Section 6.2(d) to give notice to the Lender and update Schedule 5.11 prior to manufacturing or selling any new Approved Drug, any such improperly undisclosed Approved Drug shall be deemed to be included in this definition.

“Sale Inventory” means the inventory of Sale Compounds manufactured and held for sale by any Borrower or any of its Subsidiaries, including without limitation such inventory of Sale Compounds as is temporarily out of Borrower’s custody or possession or in transit and including any returned Sale Compounds inventory.

“Second Restatement Loan Agreement” has the meaning given to it in the preamble to this Agreement.

“Secretary’s Certificate” means, with respect to any Person, a certificate, in form and substance satisfactory to the Lender, executed by such Person’s secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrower Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that the Lender may conclusively rely on such certificate unless and until such Person shall have delivered to the Lender a further certificate canceling or amending such prior certificate.

“Secured Promissory Note” has the meaning given it in Section 2.7.

“Secured Promissory Note Record” means a record maintained by the Lender with respect to the outstanding Obligations and credits made thereto.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Senior Debt” means the indebtedness incurred by Borrower which is (i) owed to Senior Lenders pursuant to the Senior Debt Documents and (ii) senior to all of Borrower’s Obligations to the Lender, pursuant to and to the extent provided in the Subordination Agreement.

“Senior Debt Documents” means the Second Restatement Loan Agreement, together with the Perfection Certificate, the Pledge Agreement, the Subordination Agreement, the Fee Letter, the Global Reaffirmation Agreement, the Second Global Reaffirmation Agreement and the Secured Promissory Notes (as such foregoing terms are defined in the Second Restatement Loan Agreement) and any other note, or notes or guaranties executed by Borrower or any guarantor in connection with the Senior Debt governed by the Second Restatement Loan Agreement, and any other present or future agreement between Borrower and/or for the benefit of the Senior Lenders in connection with the Second Restatement Loan Agreement.

“Senior Lenders” mean the Persons identified on Schedule 1 hereto, and each assignee thereof or successor in interest thereto.

“Subject Intellectual Property” has the meaning given it in Section 5.2(d).

“Subordination Agreement” has the meaning given to it in the preamble to this Agreement.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“Takeda” means, either individually or collectively as the context may require, Takeda San Diego, Inc., a Delaware corporation and Takeda Pharmaceutical Company Limited, a company organized and existing under the laws of Japan.

“Term Loan” has the meaning given it in Section 2.2(a).

“Transfer” has the meaning given it in Section 7.1.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

FURIEX PHARMACEUTICALS, INC.

By:	/s/ Marshall Woodworth	(SEAL)
Name:	Marshall Woodworth
Title:	Chief Financial Officer

APBI HOLDINGS, LLC

By:	/s/ Marshall Woodworth	(SEAL)
Name:	Marshall Woodworth
Title:	Chief Financial Officer

DEVELOPMENT PARTNERS, LLC

By:	/s/ Marshall Woodworth	(SEAL)
Name:	Marshall Woodworth
Title:	Chief Financial Officer

GENUPRO, INC.

By:	/s/ Marshall Woodworth	(SEAL)
Name:	Marshall Woodworth
Title:	Chief Financial Officer

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

LENDER:

FREDRIC NEVILLE ESHELMAN REVOCABLE TRUST u/a dated July 13, 1988, as amended and/or restated

By:	/s/ Fredric Neville Eshelman	(SEAL)
Name:	Fredric Neville Eshelman
Title:	Trustee

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A     Collateral

Exhibit C     Compliance Certificate

SCHEDULES

Schedule 1	Senior Lenders
Schedule 5.1	Organizational Information
Schedule 5.2	Collateral Disclosures
Schedule 5.3	Litigation
Schedule 5.11	Products and Required Permits
Schedule 7.4	Indebtedness
Schedule 7.7	Investments

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a)     all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b)     all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any Intellectual Property of any Loan Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and the Lender shall have a Lien and security interest in, (i) all IP Proceeds, and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding.  The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Loan Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Loan Party (including, without limitation), all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Loan Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Loan Party).

The Lender further acknowledges that the Collateral shall not include more than 65% of the voting securities of any Subsidiary that is not organized under the laws of the United States or any of its states if such pledge would cause a material increase in the Borrower’s federal income tax liability.

Pursuant to the terms of a certain negative pledge arrangement with the Lender, Borrower has agreed not to encumber any of its Intellectual Property without the Lender’s prior written consent.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:          _______________________________, as Lender

FROM:    __________________________________

DATE:     ________________, 201__

The undersigned authorized officer of __________________________________________ (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement, dated September [__], 2013, between Borrower and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”):

(1)           Borrower is in complete compliance with all required covenants for the month ending _______________, 201__, except as noted below;

(2)           there are no Events of Default;

(3)           all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4)           Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and

(5)           no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to the Lender.

Attached are the required documents supporting the certifications set forth in this Compliance Certificate. The undersigned certifies, in his/her capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements	Monthly within 45 days	Yes No
Audited Financial Statements	Annually within 150 days after FYE	Yes No
Board Approved Projections	Annually within 90 days after FYE	Yes No
Compliance Certificate	Monthly within 45 days	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

[NAME OF BORROWER]	LENDER USE ONLY

Received by:
By:	authorized signer
Name:	Date:
Title:
Verified:
authorized signer
Date:
Compliance Status: Yes No

SCHEDULE 1

SENIOR LENDERS

MidCap Funding III, LLC

MidCap Funding V, LLC

Silicon Valley Bank

SCHEDULE 5.1

ORGANIZATIONAL INFORMATION

Legal Name of Borrower	Type of Legal Entity	State of Organization	Organizational Identification Number	Tax Identification Number	Principal Place of Business
Furiex Pharmaceuticals, Inc	Corporation	Delaware	4744208	27-1197863	3900 Paramount Parkway, Suite 150 Morrisville, NC 27560
APBI Holdings, LLC	Limited Liability Company	North Carolina	0703248	N/A	3900 Paramount Parkway, Suite 150 Morrisville, NC 27560
Development Partners, LLC	Limited Liability Company	Delaware	3728473	20-0417496	3900 Paramount Parkway, Suite 150 Morrisville, NC 27560
GenuPro, Inc	Corporation	North Carolina	0459382	56-2085866	3900 Paramount Parkway, Suite 150 Morrisville, NC 27560

SCHEDULE 5.2(a)

COLLATERAL ACCOUNTS

Furiex Pharmaceuticals, Inc. maintains the following Deposit Accounts and Securities Accounts:

Bank Name	Account Number	Branch Address
Merrill Lynch/Funds For Institutions	[*][9]	Raleigh, NC
Merrill Lynch	[*]	Raleigh, NC
Silicon Valley Bank	[*]	Santa Clara, CA
Silicon Valley Bank	[*]	Santa Clara CA
Silicon Valley Bank	[*]	Santa Clara CA
Silicon Valley Bank	[*]	Santa Clara CA
Silicon Valley Bank	[*]	Santa Clara CA
SVB Securities	[*]	Santa Clara CA

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

SCHEDULE 5.2(d)

INTELLECTUAL PROPERTY

[APPLIES TO ALL Intellectual Property and License Agreements]
Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Furiex Pharmaceuticals, Inc.	Furiex website	Copyright	None
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 813,150 (Canada)	Trademark	Renewal due 4/6/2020
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 1039106 (China)	Trademark	Renewal due 5/12/2013
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 009006024 (CTM)	Trademark	Renewal due 4/6/2020
Furiex Pharmaceuticals, Inc.	FURIEX and Design App. No. 009006164 (CTM)	Trademark	Renewal due 4/6/2020
Furiex Pharmaceuticals, Inc.	FURIEX Reg No. 301609083 (HK)	Trademark	Renewal due 5/9/2020
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 2001938 (India)	Trademark	N/A
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 1039106 (Japan)	Trademark	Renewal due 4/6/2020
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 1088170 (Mexico)	Trademark	N/A
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 1039106 (Norway)	Trademark	N/A
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 1039106 (Russian Fed)	Trademark	Renewal due 5/12/2013

[APPLIES TO ALL Intellectual Property and License Agreements]
Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 1039106 (Switzerland)	Trademark	Renewal due 5/12/2020
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 01450576 (Taiwan)	Trademark	Renewal due 11/23/2020
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 3,881,579 (US)	Trademark	Renewal due 11/23/2020
Furiex Pharmaceuticals, Inc.	FURIEX and Design Reg. No. 3,881,578 (US)	Trademark	Renewal due 11/23/2020
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 1039106 (WIPO)	Trademark	Renewal due 5/12/2020
Genupro, Inc.	Reg No. 4949950 (Japan)	PRILIGY in Japanese Characters 1	Renewal due 5/12/2016
Genupro, Inc.	Reg No. 4858569 (Japan)	PRILIGY	Renewal due 4/22/2015
Genupro, Inc.	Reg No. 4910950 (Japan)	PRILIGY in Japanese Characters 2	Renewal due 12/2/2015
Genupro, Inc.	Reg No. 4958979 (Japan)	PRILIGY LOGO	Renewal due 6/9/2016
Furiex Pharmaceuticals, Inc.	Reg No. 4067692 (US)	PRILIGY	Renewal due 12/6/2021

[APPLIES TO ALL Intellectual Property and License Agreements]
Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Furiex Pharmaceuticals, Inc.	MuDelta Development and License Agreement with Janssen Pharmaceutica, N.V.	License Agreement

Expires on a Product-by-Product

and country-by-country basis

until the date no further payment

obligations of Payor to Payee

relating to a Product are due. At

such time, all licenses granted to

the Party Commercializing such

Products under the Agreement in

such country shall survive, but

shall be non-exclusive, fully paid-

up, and royalty-free.

Furiex Pharmaceuticals, Inc.	TOPO Development and License Agreement with Janssen Pharmaceutica, N.V.	License Agreement

Expires on a Product-by-Product

and country-by-country basis

until the date no further payment

obligations of Payor to Payee

relating to a Product are due. At

such time, all licenses granted to

the Party Commercializing such

Products under the Agreement in

such country shall survive, but

shall be non-exclusive, fully paid-

up, and royalty-free.

Furiex Pharmaceuticals, Inc.	License Agreement to Use EQ-5D-3L with Stichting EUROQOL Group	License Agreement	March 15, 2013

[APPLIES TO ALL Intellectual Property and License Agreements]
Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Genupro, Inc.	License Agreement to Use Priligy Know-How of Alza Corp. and Janssen Pharmaceutica NV	License and Asset Transfer Agreement

Perpetual license with no obligation to pay royalties or milestones. Exclusive license to make, use and sell Priligy and other dapoxetine-containing products. Non-exclusive license to make, use and sell dapoxetine-derivative products.

Name and Address of Licensor	Name and Date of License Agreement	Exclusive License? (Yes/No)	Restrictions to grant a lien, assign or sublicense? (Yes/No)
Janssen Pharmaceutica, N.V. Turnhoutseweg 30 2340 Beerse Belgium	MuDelta Development and License Agreement November 16, 2009	Yes	Yes
Janssen Pharmaceutica, N.V. Turnhoutseweg 30 2340 Beerse Belgium	TOPO Development and License Agreement November 16, 2009	Yes	Yes
Alza Corp. 700 Eubanks Drive Vacaville, CA 95688; and Janssen Pharmaceutica NV Turnhoutseweg 30 2340 Beerse Belgium	License and Asset Transfer Agreement July 30, 2012	Yes (to use licensed IP for certain uses)	Yes
GenuPro, Inc. 3900 Paramount Parkway Suite 150 Morrisville, NC 27560 Berlin Chemie (Menarini Group) Glienicker Weg 125 12489 Berlin Germany	Priligy License Agreement July 30, 2012	Yes	Yes
Xiamen Fuman Pharmaceuticals Co., Ltd No. 55 Jintingbei Road Jimei District Xiamen	Patent License Contract February 23, 2012	No	Yes
GenuPro, Inc. 3900 Paramount Parkway Suite 150 Morrisville, NC 27560; and Eli Lilly & Company Lilly Corporate Center Indianapolis, Indiana 46285	Termination and License Agreement December 18, 2003	Yes	Yes

Name and Address of Licensor	Name and Date of License Agreement	Exclusive License? (Yes/No)	Restrictions to grant a lien, assign or sublicense? (Yes/No)
Stichting EUROQOL Group 3311 CR Dordrecht Netherlands	License Agreement to Use EQ-5D-3L March 15, 2010	No	Yes
Mapi Research Trust	License Agreement to Use IBS-QOL Questionnaire	No	Yes
MultiHealth Systems, Inc.	License Agreement to Use POMS Questionnaire	No	Yes
David Sheehan	License Agreement to Use Sheehan Disability Scale	No	Yes

EXHIBIT 5.2(d)

PATENTS

[Updated September 13, 2013]

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date

Patents Owned by APBI Holdings, LLC
Chile		1333/2004 5/31/2004		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Japan	3,194,734	259000/2000 8/29/00	6/1/01	Methods of Using Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Malaysia	125490-A	PI 20003983 8/29/00	8/30/06	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Australia	762934	68911/00 8/22/00	10/30/03	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Bulgaria	BG65677	106.461 8/22/00	8/26/2009	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Brazil		PI0014166-6 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction[10]	N/A
Brazil		PI0017554-4 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction[11]	N/A
Canada	2,383,785	2,383,785 8/22/00	2/17/09	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
China	ZL 00815313.2 (announcement no. CN 1222283)	00815313.2 8/22/00	10/12/2005	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Costa Rica		6602 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Czech Rep	299 712	PV2002-784 8/22/00	9/18/08	Use of Dapoxetine for Management of Sexual Dysfunction by Administering on an As-Needed Basis[12]	[*]
Armenia Azerbaijan Belarus Kazakhstan Kyrgyzstan Moldova Russia Tajikistan Turkmenistan	004101	200200324 8/22/00	12/25/03	Use of a Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Estonia	05315	P200200107 8/22/00	9/7/10	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
EPO Albania Austria Belgium Switzerland Cyprus Germany Denmark Spain Finland France Greece Ireland Italy Lithuania Luxembourg Latvia Monaco Macedonia Netherlands Portugal Romania Sweden Slovenia UK	1225881 German Patent No. 60026146.8-08	00957264.5 8/22/00	2/22/06	The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*] [*] Austria Germany Spain Finland Italy Netherlands Portugal Sweden

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Austria	1225881	SZ 22/2009 7/10/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Denmark	1225881	CA 2012 00020 May 15, 2012		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Estonia	1225881	00063 August 31, 2012		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Finland	1225881	C20090019 7/10/09 SPC Cert No. 252		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
France	1225881	12C0052 August 29, 2012		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Germany	1225881	12 2009 000 036.2 7/14/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Italy	1225881	9/22/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Latvia	1225881	P2570/SPC October 9 2012		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Luxembourg	1225881	92204		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Netherlands	1225881	300533 July 14, 2012		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction[13]	[*]
Portugal	1225881	20091000062783 6/30/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Slovenia	1225881	C201240022 October 15, 2012		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Spain	1225881	C200900036 9/18/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Sweden	1225881	587735 7/6/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
EPO divisional	1671628 German Patent No. 60047584.4	06002333.0 8/22/00	10/2/12	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Hong Kong	HK1047545	02109124.8 8/22/00	9/22/06	The Use of Dapoxetine, A Rapid-Onset Selective Serotonin Reuptake Inhibitor, For Treating Sexual Dysfunction	[*]
Hong Kong	HK1091418	06113173.6 8/22/00	3/8/13	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Hong Kong		08105295.3 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Philippines	1-2000-002326	1-2000-002326 10/17/01	8/6/07	The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Hungary	229 150	P02 02687 8/22/00	8/5/13	Methods of Using Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Indonesia	ID 0 018 894	W-00 2002 00522 8/22/00	2/27/07	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Israel	148159	148159 8/22/00	2/19/10	Use of dapoxetine or a pharmaceutically acceptable salt thereof for the manufacture of a medicament for the treatment or management of sexual dysfunction	[*]
S. Korea	719977	10-2002-7002870 8/22/00	5/14/07	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
S. Korea	719977	10-2009-0092209 9/29/09		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Mexico	236520	PA/A/2002/001811 8/22/00	5/4/06	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Norway	330562	20021035 8/22/00	5/16/11	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
New Zealand	517038	517038 8/22/00	8/7/03	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Poland	211402	P-364924 8/22/00	11/24/11	Methods of Using Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction[14]	[*]
Singapore	87218	200200910-8 8/22/00	5/31/05	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Ukraine	75580	2002031755 8/22/00	5/15/06	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
US	7,718,705	10/049,427 5/6/2002	5/18/10	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
US		10/996,757 11/24/04		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
South Africa	2002/1407	8/22/00	7/30/03	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Taiwan	I312678	089117155 8/25/00	8/1/2009	Pharmaceutical Composition Comprising Dapoxetine for Treating Sexual Dysfunction	[*]
Taiwan	I367751	098145182	7/11/12	Pharmaceutical Composition Comprising Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Venezuela		2000-001911 8/29/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Patents Owned by Furiex Pharmaceuticals, Inc.
US	7,994,206	12/168,331 07/07/2008	8/9/2011	Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	[*]
Australia	1516	2008275270 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Brazil		PI0813632-7 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Canada		2695126 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
China		20080024059.7 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Colombia		10-000935 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Costa Rica		N/A 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Eurasia		201070116 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Ecuador		10-9863 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Egypt		33/2010 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
EP		08781434.9 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Hong Kong		10107932.4 08/19/2010		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A

 [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Indonesia		W00201000054 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Israel		203081 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
India		58/KOLNP/2010 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Japan		516175/10 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
South Korea		10-2010-7002535 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Mexico		MX/A/2010/000323 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Malaysia		PI2010000053 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Nicaragua		2010/0001 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Norway		08781434.9 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
New Zealand		582420 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Philippines		10-2010-500060 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Singapore		201000095-8 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Singapore		201208093.3		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Ukraine		201001286 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
United States	7,994,206	12/168,331 07/07/2008	8/9/2011	Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	[*]
Vietnam		1-2009-02869 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
United States		13/175,342 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
South Africa	2010/0921	2010/0921 07/07/2008	4/28/2011	Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	[*]
Patents Licensed to Furiex
Albania	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Albania		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Armenia	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Argentina		P040103422 09/22/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Argentina		P060101080 03/20/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Austria	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Austria		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Australia	2004278320	09/09/2004	07/Oct/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Australia		2006227984 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Azerbaijan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Bosnia-Herz	[17]	06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Belgium	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Belgium		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Bulgaria	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Bulgaria		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Brazil		PI0414573-9 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Brazil		PI0609426-0 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Belarus	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Canada		2539349 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Canada		2602140 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Switz	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Switz		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Chile	43.639	2394/04 09/20/2004	08/11/2008	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
PRC	200480033788.0	200480033788.0 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
PRC	200680017405.X18	200680017405.X 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Colombia	07099564	07099564 02/02/2006	02/28/2013	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Costa Rica		9458 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Cyprus	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Cyprus		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Czech Rep	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Czech Rep		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Germany	602004019555.3	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Germany		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Denmark	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Denmark		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Eurasia	200702039	02/02/2006	12/30/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Ecuador		07-7768 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Estonia	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Estonia	[19]	06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
EPO	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
EPO		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Spain	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Spain		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Finland	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Finland		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
France	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
France		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
UK	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
UK		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Greece	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Greece		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Croatia		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Hungary	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Hungary		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Indonesia		WO0200600776 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Indonesia	W00200703068	W00200703068 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Ireland	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Ireland		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Israel		174397 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Israel		186041 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
India	675/KOLNP/06	09/09/2004	10/Sep/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
India		4032/KOLNP/07 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Iceland		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Italy	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Italy		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Japan		526944/06 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Japan	4977684[20]	502985/08 02/02/2006	18/Jul/2012	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Kirghizistan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
S Korea	10-2006-7007817	10-2006-7007817 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
S Korea		10-2007-7024070 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Kazakhstan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Sri Lanka		PCT/US2006/003657 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Lithuania	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Lithuania		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Luxembourg	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Luxembourg		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Latvia	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Latvia		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Monaco	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Monaco		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Moldova	200702039[21]	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Macedonia	04783671.3 P/EP-2009/70	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Macedonia		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Malta		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Mexico	264642	PA/A/2006/003186 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Mexico		MX/A/2007/011774 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Malaysia		PI20043865 09/21/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Malaysia		PI20061247 03/21/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Nicaragua		2007/0243 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Netherlands	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Netherlands		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Norway		20075385 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
New Zealand	545970	09/09/2004	10/Sep/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
New Zealand	561651	561651 02/02/2006	01/09/12	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Philippines	1-2007-502041	1-2007-502041 02/02/2006	20/Dec/2011	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Poland	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Poland		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Portugal	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Portugal		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Romania	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Romania		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Russia	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Russia	2350615	2006109004 09/09/2004	03/27/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Sweden	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Sweden		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Singapore	200708487-4	02/02/2006	31/Aug/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Slovenia	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Slovak Rep	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Slovak Rep	[22]	06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Tadjikistan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Turkmenistan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Turkey	1675852	09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Turkey		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Taiwan	I312678	93128488 09/21/2004	8/1/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Taiwan		95109374 03/20/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Ukraine	A200710571	a200710571 02/02/2006	03/10/2011	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
US	7179805	10/937238 09/09/2004	02/20/2007	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
US	7732612	11/084987 03/21/2005	08/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Vietnam		1-2007-01885 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
PCT		PCT/US2004/029523 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
PCT		PCT/US2006/003657 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Serbia/Montenegro		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones
SA	2006/03223	09/09/2004	09/26/2007	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
SA	2007/08868	02/02/2006	01/28/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
US	7902227	12/180641 07/28/2008	08/Mar/2011	C-7 Isoxazolinyl Quinolone / Naphthyridine Derivatives Useful as Antibacterial Agents	[*]
Australia	2009233679	2009233679 11/05/2009	9/8/2011	Compounds as Opioid Receptor Modulators	[*]
Australia	2011202364B	2011202364 5/20/2011	01/03/2013	Compounds as Opioid Receptor Modulators	[*]
Australia	[23]	2012268813 12/20/2012		Compounds as Opioid Receptor Modulators	N/A
AUSTRIA	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
AUSTRIA		10180687.5		Compounds as Opioid Receptor Modulators	N/A
BELGIUM	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
BELGIUM		10180687.5		Compounds as Opioid Receptor Modulators	N/A
BULGARIA	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
BULGARIA		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Brazil		PI0309708-0 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Canada	2483662	2483662 04/17/2003		Compounds as Opioid Receptor Modulators	[*]
Canada		2753371		Compounds as Opioid Receptor Modulators	N/A
PRC	ZL03815199.5	200810086599 04/17/2003	10/6/2012	Compounds as Opioid Receptor Modulators	[*]
PRC	ZL200580014571X	3815200 04/17/2003	9/26/2012	Compounds as Opioid Receptor Modulators	[*]
Colombia	4120039	4120039 04/17/2003		Compounds as Opioid Receptor Modulators	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Colombia	04120039A	04120039A 2/13/2009	6/25/2010	Compounds as Opioid Receptor Modulators	[*]
Colombia	04120039B	04120039B 2/13/2009	8/28/2010	Compounds as Opioid Receptor Modulators	[*]
CYPRUS	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
CYPRUS		10180687.5		Compounds as Opioid Receptor Modulators	N/A
CZECH REPUBLIC	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
CZECH REPUBLIC		10180687.5		Compounds as Opioid Receptor Modulators	N/A
GERMANY	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
GERMANY		10180687.5		Compounds as Opioid Receptor Modulators	N/A
DENMARK	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*][24]
DENMARK		10180687.5		Compounds as Opioid Receptor Modulators	N/A
EPO	1499313	3719806 04/17/2003	07/07/2011	Compounds as Opioid Receptor Modulators	[*]
EPO		10180687.5 4/17/2003		Compounds as Opioid Receptor Modulators	N/A
Estonia	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
Estonia		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Hong Kong		11107444.4 7/18/2011		Compounds as Opioid Receptor Modulators	N/A
HUNGARY	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
HUNGARY		10180687.5		Compounds as Opioid Receptor Modulators	N/A
FINLAND	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
FINLAND		10180687.5		Compounds as Opioid Receptor Modulators	N/A
FRANCE	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
FRANCE		10180687.5		Compounds as Opioid Receptor Modulators	N/A
GREECE	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
GREECE		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Croatia		P20041014 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Indonesia		W00200703271 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Indonesia	P0028365	W00200402406 04/17/2003	05/26/2011	Compounds as Opioid Receptor Modulators	[*]
IRELAND	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
IRELAND		10180687.5		Compounds as Opioid Receptor Modulators	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Israel		197642 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Israel	164910	164910 04/17/2003	11/1/2011	Compounds as Opioid Receptor Modulators	[*]
India		4156/KOLNP/2012 12/28/2012		Compounds as Opioid Receptor Modulators	N/A
India		853/KOLNP/08 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
India	222148	1727/KOLNP/04 04/17/2003	07/23/2008	Compounds as Opioid Receptor Modulators	[*]
ITALY	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
ITALY		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Japan	4969039	500872/04 04/17/2003	04/13/2012	Compounds as Opioid Receptor Modulators	[*]
S Korea	10-1287409	10-2004-7017395 04/17/2003	07/12/2013	Compounds as Opioid Receptor Modulators	[*]
S Korea		10-2013-7005624 03/05/2013		Compounds as Opioid Receptor Modulators	N/A

Mexico	281996	MX/A/2007/013630 04/17/2003	12/13/2010	Compounds as Opioid Receptor Modulators[25]	[*]
Mexico	253361	PA/A/2004/011947 04/17/2003	01/14/2008	Compounds as Opioid Receptor Modulators	[*]
MONACO	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
MONACO		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Netherlands	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
Netherlands		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Norway	332722	20045159 04/17/2003	12/27/2012	Compounds as Opioid Receptor Modulators	[*]
Norway		20120788 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
New Zealand	561795	04/17/2003	08/13/2009	Compounds as Opioid Receptor Modulators	[*]
New Zealand	575640	575640 04/17/2003	2/9/2011	Compounds as Opioid Receptor Modulators	[*]
Philippines	1-2004-501742	04/17/2003	09/22/2009	Compounds as Opioid Receptor Modulators	[*]
Poland	211163	374053 04/17/2003		Compounds as Opioid Receptor Modulators	[*]
Poland		374053	9/22/2009	Compounds as Opioid Receptor Modulators	N/A
PORTUGAL	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
PORTUGAL		10180687.5		Compounds as Opioid Receptor Modulators	N/A
ROMANIA	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
ROMANIA		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Russia	2332411	2004131829 04/17/2003	08/27/2008	Compounds as Opioid Receptor Modulators	[*]
Singapore	200406282-4	04/17/2003	11/30/2006	Compounds as Opioid Receptor Modulators	[*]
SLOVENIA	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
SLOVENIA		10180687.5		Compounds as Opioid Receptor Modulators	N/A
SLOVAC REPUBLIC	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
SLOVAC REPUBLIC		10180687.5		Compounds as Opioid Receptor Modulators	N/A
SWEDEN	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
SWEDEN		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Switzerland	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators	[*]
Switzerland		10180687.5		Compounds as Opioid Receptor Modulators	N/A
TURKEY	1499313	3719805.8	6/29/2011	Compounds as Opioid Receptor Modulators[26]	[*]
TURKEY		10180687.5		Compounds as Opioid Receptor Modulators	N/A
Ukraine	97251	200902108 04/17/2003	01/25/2012	Compounds as Opioid Receptor Modulators	[*]
Ukraine	87962	20041109807 04/17/2003	09/10/2009	Compounds as Opioid Receptor Modulators	[*]
US	7,041,681	10/400,006 03/26/2003	05/09/2006	Compounds as Opioid Receptor Modulators	[*]
US	7,202,381	11/079,573 03/14/2005	04/10/2007	Compounds as Opioid Receptor Modulators	[*]
US	7,659,402	11/242,763 10/04/2005	02/09/2010	Compounds as Opioid Receptor Modulators	[*]

SA	2004/9554	04/17/2003	07/26/2006	Compounds as Opioid Receptor Modulators	[*]
Albania	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Albania		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Albania		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Argentina		P050101007 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Austria	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Australia	2005224091	2005224091 03/15/2005	5/17/2012	Compounds as Opioid Receptor Modulators	[*]
Australia		2012202459	3/15/2005	Compounds as Opioid Receptor Modulators	N/A
Australia		2013205089	4/13/2013	Compounds as Opioid Receptor Modulators	N/A
Belgium	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Belgium		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Belgium		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Brazil		2005224091 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Bulgaria	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Bulgaria		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Bulgaria		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Canada		2560047 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Chile	48323	2005-0557 03/15/2005	06/05/2012	Compounds as Opioid Receptor Modulators	[*]
PRC	200580014571.X	200580014571.X 03/15/2005	09/26/2012	Compounds as Opioid Receptor Modulators	[*]
PRC		201210277845.6		Compounds as Opioid Receptor Modulators	N/A
Colombia		6093425 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Costa Rica		8655 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Croatia	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators[27]	[*]
Croatia		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Croatia		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Cyprus	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]

 [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Cyprus		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Cyprus		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Czech Republic	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Czech Republic		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Czech Republic		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Denmark	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Denmark		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Denmark		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

Ecuador		SP-06-6856 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Egypt		861/2006 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Estonia	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators[28]	[*]
Estonia		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Estonia		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
EPO	1725537	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
EPO		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
EPO		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Finland	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Finland		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Finland		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
France	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
France		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
France		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Germany	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Germany		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Germany		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Greece	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators[29]	[*]
Greece		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Greece		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
HK	HK1099016	7105593 03/15/2005	5/4/2012	Compounds as Opioid Receptor Modulators	[*]
HK		7111210.4 10/17/2007		Compounds as Opioid Receptor Modulators	N/A
HK		7111210.4 10/17/2007		Compounds as Opioid Receptor Modulators	N/A
Hungary	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Hungary		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Hungary		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Iceland	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Iceland		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Iceland		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Indonesia		W00200602542 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

 [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Ireland	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Ireland		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators[30]	N/A
Ireland		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Israel		178040 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Israel		224908 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Italy	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Italy		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Italy		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
India	254073	2981/KOLNP/06 03/15/2005		Compounds as Opioid Receptor Modulators	[*]
Japan	4778954	503986/07 03/15/2005	07/08/2011	Compounds as Opioid Receptor Modulators	[*]
S Korea	10-1166342	10-2006-7021231 03/15/2005	07/11/2012	Compounds as Opioid Receptor Modulators	[*]

LATVIA	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
LATVIA		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
LATVIA		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
LITHUANIA	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
LITHUANIA		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
LITHUANIA		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
LUXEMBOURG	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
LUXEMBOURG		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
LUXEMBOURG		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Mexico	280308	PA/A/2006/010642 03/15/2005		Compounds as Opioid Receptor Modulators	[*]
Mexico	301581	MX/A/2010/008741 03/15/2005	07/23/2012	Compounds as Opioid Receptor Modulators	N/A
Mexico		MX/A/2012/002495 07/20/2012		Compounds as Opioid Receptor Modulators	N/A
Malaysia	MY-146972-A	PI20051060 03/15/2005	10/15/2012	Compounds as Opioid Receptor Modulators	N/A
Malaysia		PI2011002456		Compounds as Opioid Receptor Modulators	N/A
MONACO	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
MONACO		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
MONACO		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Montenegro	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Netherlands	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Netherlands		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Netherlands		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

Norway		20064660 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
New Zealand	549842	549842 03/15/2005	2/9/2011	Compounds as Opioid Receptor Modulators	N/A
Philippines		1-2006-501823 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Philippines		1-2012-501640 08/14/2012		Compounds as Opioid Receptor Modulators	N/A
POLAND	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators[31]	[*]
POLAND		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
POLAND		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
PORTUGAL	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
PORTUGAL		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
PORTUGAL		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
ROMANIA	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
ROMANIA		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators[32]	N/A
ROMANIA		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Singapore	125535	200606297-0 03/15/2005	03/31/2009	Compounds as Opioid Receptor Modulators	[*]
SLOVENIA	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
SLOVENIA		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
SLOVENIA		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
SLOVAK REPUBLIC	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
SLOVAK REPUBLIC		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
SLOVAK REPUBLIC		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Spain	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Spain		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Spain		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
SWEDEN	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
SWEDEN		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
SWEDEN		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Switzerland	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
Switzerland		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators[33]	N/A
Switzerland		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Taiwan	I361069	94107612 03/15/2005	04/01/2012	Compounds as Opioid Receptor Modulators	[*]
TURKEY	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
TURKEY		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
TURKEY		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Ukraine	86053	A200609824	03/25/2009	Compounds as Opioid Receptor Modulators	[*]
UK	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
UK		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
UK		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
US	7,741,356	11/079,647 03/14/2005	6/22/10	Compounds as Opioid Receptor Modulators	[*]
US	7,786,158	11/877,747 10/24/2007	8/31/10	Compounds as Opioid Receptor Modulators	[*]
US	8,344,011	12/838,825	1/1/2013	Compounds as Opioid Receptor Modulators	[*]
US		13/690,041		Compounds as Opioid Receptor Modulators	N/A
VIETNAM		1-2006-01521		Compounds as Opioid Receptor Modulators	N/A
YUGOSLAVIA (Serbia/Montenegro)	05728171.9	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
YUGOSLAVIA (Serbia/Montenegro)		10182349.0 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
YUGOSLAVIA (Serbia/Montenegro)		12194058.9 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
PCT		PCT/US2005/008339 03/14/2005		Compounds as Opioid Receptor Modulators	N/A
SA	2006/8587		01/30/2008	Compounds as Opioid Receptor Modulators[34]	[*][35]
United Arab Emirates		405/2011 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Argentina		P0104133 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Australia		2009320156 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Brazil		P10920834-8 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Canada		2741790 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Chile		936/11 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
PRC		200980153642.2 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Columbia		11051582 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Costa Rica		2011-0286 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Eurasia Patent Convention		201170618 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Ecuador		SP-11-011008 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Egypt		636/2011		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
European Patent Convention		09752026.6 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Honduras		2011-001186 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Indonesia		WO201101496 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Israel		212464 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
India		1699/KOLNP/2011 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Japan		2011-534675 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
S. Korea		10-2011-7011699 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Mexico		MX/A/2011/004393 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Nicaragua		2011-000078 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
New Zealand		592415 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
New Zealand		604800		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Peru		939 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Philippines		1-2011-500818 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Singapore		201102907-1 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Taiwan		98136147 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Ukraine		201106621 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
US		12/606,730 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
South Africa		2011/03881 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Argentina		P060100973 3/14/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Australia		2006223394 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Azerbaijan	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Brazil		PI0607793-5 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Belarus	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS[36]	[*]
Canada		2601481 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A

  [*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Chile		0570/06 3/14/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Chile		2012-2068		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
China, People Republic	ZL200680016371.2	200680016371.2 3/6/2006	2/2/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Colombia		07095843 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Costa Rica		9438 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Eurasian Procedure	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Eurasian Procedure		06737611.1 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Ecuador		SP-07-7737-PCT 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Egypt		PCT963/2007 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
European Procedure		06737611.1 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Indonesia		WO021014599 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS[37]	N/A
Indonesia		W00201004601 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Indonesia		W002010046003/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Indonesia	ID0027689	W00200702972 3/6/2006	3/03/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Israel		209402 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Israel		185972 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
India		3419/KOLNP/07 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Japan		501919/08 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Kirghizistan		200701978 015512		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
S. Korea	10-1280929	10-2007-7022664 3/6/2006	06/25/2013	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Kazakhstan	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Moldova Republic	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Mexico		MX/A/2007/011412 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Malaysia	MY-145333-A	PI200611103/6/2006	01/31/2012	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Nicaragua		2007-000237 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS[38]	N/A
Norway		20075269 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
New Zealand	590570	590570 3/6/2006	10/08/2012	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
New Zealand		561440 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Philippines	1-2007-502013	1-2007-502013 3/6/2006	11/02/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Russian Federation	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Tadjikistan	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Turkmenistan	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Taiwan		95108512 3/14/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Taiwan		101129655 8/16/2012		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Ukraine		200710566/M 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
US	7629488	11/368564 3/6/2006	12/8/2009	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Vietnam	9934	1-2007-01842 3/6/2006	12/20/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Vietnam		1-2011-01449 6/7/2011	10/4/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
S Africa	2007/8810	2007/8810 3/6/2006	1/28/2009	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
US	[39]	61/779,860 3/14/2013		Synthesis and Use of Dimethyl-Phenyl Cyano Compounds	N/A
US		13/829,984 3/14/2013		Opioid Receptor Modulator Dosage Formulations	N/A

Furiex has received seven Petitions for Invalidation of Korean Patent No. 719977 (entitled Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction) that were filed with the IPT. The IPT has rendered an opinion invalidating the patent. Patent counsel for Furiex is addressing this decision and the possibility of a subsequent appeal at the court level. Furiex has received an invalidation opinion from the PRB in China for Chinese Patent No. ZL00815313.2 (entitled Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction) and is appealing the decision at the intermediate court level. Furiex does not believe that the foregoing patents are material to its business and they do not relate to Nesina

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 5.2(e)

LOCATION OF COLLATERAL

3900 Paramount Parkway, Suite 150

Morrisville, NC 27560

300 North Third Street

Wilmington, NC 28401

SCHEDULE 5.3

LITIGATION

See Schedule 5.2(d).

SCHEDULE 5.11

PRODUCTS AND REQUIRED PERMITS

1.	PRODUCTS

a.	Priligy

b.	JNJ-32729463

c.	JNJ-27018966

2.	REQUIRED PERMITS

a.	The following regulatory applications for performing human clinical trials:
(i)	Priligy - IND No. 34,909

(ii)	JNJ-32729463 - IND No. 102,844 (Tablets), IND No. 107,488 (IV)

(iii)	JNJ-27018966 - IND No. 79,214

SCHEDULE 7.4

INDEBTEDNESS AS OF THE RESTATEMENT DATE

None.

SCHEDULE 7.7

INVESTMENTS AS OF THE RESTATEMENT DATE

See the Collateral Accounts listed on Schedule 5.2(a) hereto.

Furiex Pharmaceuticals, Inc. has the following subsidiaries:

●	100% membership interest in APBI Holdings, LLC, a North Carolina limited liability company
●	100% membership interest in Development Partners, LLC, a Delaware limited liability company
●	500,000 shares of common stock of GenuPro, Inc., a North Carolina corporation representing 100% of its issued and outstanding shares